Exhibit 23.1

We hereby consent to the financial statements of OICco Acquisition III, Inc. for the period from the date of inception on March 31, 2010 to April 15, 2010 of our reports dated June 24, 2010 included in its Registration Statement on Form S-1 dated October 21, 2010 relating to the financial statements for the period from the date of inception on March 31, 2010 to April 15, 2010 listed in the accompanying index.

/s/ SAM KAN & COMPANY
Firm’s Manual Signature
Alameda
City, State
October 21, 2010
Date